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                                                                   EXHIBIT 99.2

                                                                 APRIL 15, 2004


                              OFFER TO REPURCHASE
                    LINK ENERGY LLC 9% SENIOR NOTES DUE 2010
         PURSUANT TO SECTION 5.19 OF THE INDENTURE DATED MARCH 1, 2003

                                                               CUSIP #29412NAA8

Notice to Holders of Our 9% Senior Notes:

         On April 1, 2004, Link Energy LLC ("Link" or "we") and Plains All American Pipeline, L.P. ("Plains") consummated a transaction whereby we sold all of our crude oil, marketing, pipeline and trucking transportation business to Plains. The transaction with Plains constituted a sale of substantially all of our assets to Plains and is therefore a "Change of Control" as such term is defined in the Indenture dated March 1, 2003 relating to our 9% Senior Notes due 2010 (the "Notes"). The proceeds from the sale will be used to repay existing creditors (including you, if you so choose) and provide for certain contingent and other liabilities. In connection with the transaction with Plains, the Indenture governing the Notes (the "Indenture") was amended to remove most of the restrictive covenants included in the Indenture (see attached Schedule A for a list of the specific changes to the Indenture). Pursuant to the terms of Link's limited liability company agreement, Link has dissolved under Delaware law as a result of the Plains transaction and is now winding-up and liquidating its remaining assets.

         Plains was unwilling to assume the Notes without a large discount in the purchase price that would have likely left us insolvent; so, we approached a small group of holders of Notes with a proposal that would permit us to consummate the Plains transaction. The requisite holders of the Notes agreed to provide the necessary consents to amend the Indenture, effective immediately prior to the closing of the Plains transaction, to remove substantially all of the covenants in the Indenture and to provide that Plains would not be required to assume the Notes as otherwise required by the Indenture. In addition, the holders of approximately 89% of the outstanding Notes agreed to sell their Notes to us for 100% of the principal amount and accrued interest, subject to the closing of the Plains transaction. These holders will also receive a proportionate share of a senior noteholder fund, which will consist of up to $25 million from any funds (including funds released from the $10 million Plains transaction escrow) that may remain after we make provision for our outstanding liabilities, obligations and contingencies. The potential payment is in exchange for the Noteholders' waiver and modification of certain provisions of the Notes, including the right to have Plains assume the Notes and the right to require us to purchase their Notes at 101% of the principal and accrued interest, and the maximum amount approximates the net present value of the interest payments at 9% for the remaining term of the Notes.

         Section 5.19 of the Indenture requires that upon a Change of Control (as defined in the Indenture) we must send you, as a record holder of Notes, this notice and make an offer to you to repurchase all or any part of your Notes. The Indenture requires that we make you aware of the following:

         1) This offer to repurchase your Notes is being made pursuant to
Section 5.19 of the Indenture and will remain open to you until FRIDAY, MAY 14, 2004 (the payment date). Any Notes tendered will be accepted for payment.

         2) The purchase price is 101% of the aggregate principal amount of your Notes plus accrued and unpaid interest thereon to the payment date.

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                                                                 APRIL 15, 2004

                  While not required by the terms of the Indenture, we believe that you should be treated similarly to the holders of Notes that sold their Notes to us in connection with the Plains transaction. Therefore, we will also grant to each holder of Notes that elects to have us repurchase all of his or her Notes pursuant to Section 5.19 of the Indenture and in accordance with the terms set forth in this Notice, a pro rata share (based on the aggregate principal amount of the Notes that we repurchase from you and the aggregate principal amount of the Notes outstanding at the closing of the Plains transaction) of the senior noteholder fund mentioned above and further described below but only to the extent that your pro rata share exceeds the 1% premium you will already get on the Notes that we repurchase from you. In order to avoid any doubt as to what we are granting you, you will have no right to, and will not be paid, any amount out of the senior noteholder fund unless your pro rata share of the senior noteholder fund exceeds 1% of the principal amount of the Notes that we repurchase from you, in which case you will only have a right to, and will only be paid, the difference between your pro rata share of the senior noteholder fund and 1% of the principal amount of the Notes that we repurchase from you. The senior noteholder fund will consist of (a) the funds released to us from the Plains transaction escrow plus (b) such other funds as may be available to us; provided, however, that the senior noteholder fund shall (x) be limited to $25 million in the aggregate to all holders of Notes and (y) only be paid to the holders of Notes after we satisfy or make provision for all of our outstanding liabilities, obligations or contingencies (including those to unknown future claimants).

         3) Any Note or Notes not tendered by the payment date will continue to remain outstanding and accrue interest. HOWEVER, YOU SHOULD NOTE THAT LINK HAS LIMITED FUNDS AVAILABLE TO IT, AND THE EXACT AMOUNT OF FUNDS THAT WILL BE AVAILABLE TO LINK TO CONTINUE TO SERVICE THE UNTENDERED NOTES IS NOT YET KNOWN. The total amount of funds available to Link will depend upon, among other things: (i) the principal amount of Notes tendered in response to this offer to repurchase; (ii) the amount of funds ultimately available to Link from any adjustments to the Plains transaction purchase price or from the Plains escrow account; and (iii) the amount of funds Link determines is necessary to set aside for contingent claims and potential, unknown future claims. BECAUSE THE TOTAL AMOUNT OF FUNDS AVAILABLE TO LINK TO SATISFY THESE CLAIMS IS NOT YET KNOWN, IT IS POSSIBLE THAT LINK MAY NOT HAVE SUFFICIENT FUNDS ON HAND TO CONTINUE TO SERVICE UNTENDERED NOTES THROUGH MATURITY.

         4) Unless we default in the payment of the purchase price, all Notes accepted for payment pursuant to this offer will cease to accrue interest on the payment date.

         5) If you elect to accept this offer, you are required, prior to the close of business on the third business day preceding the payment date, to surrender your Notes through The Depositary Trust Company's Automated Tender Offer Program ("ATOP").

         6) If you decide to accept this offer to repurchase, you are entitled to withdraw your election not later than the close of business on the second business day preceding the payment date; provided, that any such withdrawal complies with ATOP.

         7) If you elect to tender only a portion of your Notes for repayment, you will be issued new Notes equal in principal amount to the unpurchased principal amount of your Notes. The unpurchased portion must be equal to $1.00 in principal amount or an integral multiple thereof. YOU SHOULD NOTE THAT YOU WILL ONLY BE GRANTED A PRO RATA SHARE IN THE SENIOR NOTEHOLDER FUND AS DISCUSSED ABOVE IF YOU TENDER ALL OF YOUR NOTES FOR REPURCHASE.

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                                                                 APRIL 15, 2004

                  If you have any questions relating to this offer to repurchase, please feel free to call Mr. Joe Clark at The Depositary Trust Company at (212) 855-5489 or Mr. Remo Reale at The Bank of New York at (212) 815-2492.



                                          Sincerely,



                                          Tom M. Matthews
                                          Chief Executive Officer

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                                                                 APRIL 15, 2004

                                                                     SCHEDULE A

                SUPPLEMENTAL INDENTURE DATED AS OF APRIL 1, 2004

The following modifications to the Indenture were made by the Supplemental Indenture dated as of April 1, 2004 by and among Link, Link Energy Finance Corp. and The Bank of New York, as trustee:

     1) Sections 1.1 and 1.2 of the Indenture were amended by deleting the definition of each term that was used in the Indenture only in the sections or subsections listed below that were deleted.


     2) Each covenant and condition that refers to or depends upon a deleted provision was amended such that it is as if it did not refer to or depend upon any such deleted provision.


     3) The text of each of the following sections and subsections of the Indenture was deleted in its entirety and replaced, in each case, by the words "Intentionally Omitted:"


                                  Section 5.6
                                  Section 5.7
                                  Section 5.8
                                  Section 5.9
                                  Section 5.10
                                  Section 5.11
                                  Section 5.12
                                  Section 5.13
                                  Section 5.15
                                  Section 5.16
                                  Section 5.17
                                  Section 5.18
                                  Section 5.20
                                  Section 5.21
                                  Section 5.22
                                  Section 5.23
                                  Section 5.24

     4) Article VI of the Indenture was deleted in its entirety, except to the extent that any of the terms or provisions of Article VI were required to be included in the Indenture by the Trust Indenture Act.


     5)  A new Section 4.3 was added to the Indenture. It reads:


                  Section 4.3 Excluded Transaction. Notwithstanding any other provision of this Indenture, the provisions contained in Sections 4.1 and 4.2 shall not apply to the transactions contemplated by the Purchase and Sale Agreement dated as of March 31, 2004 by and among the Company, Link Energy Limited Partnership, Link Energy Pipeline Limited Partnership, Link Energy Canada

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                                                                 APRIL 15, 2004

                  Limited Partnership, Link Energy Canada Ltd., Plains All American Pipeline, L.P., Plains Pipeline, L.P., and Plains Marketing, L.P., it being understood that the Plains Parties (as defined in such agreement) shall not be required to assume the obligations of the Issuers or the Subsidiary Guarantors hereunder or under the Notes, and no such Plains Party shall be an obligor, or have any other obligations hereunder or under the Notes.